Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

PureCycle Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	Other	53,571,408	$7.79	$417,321,268	0.0000927	$38,685.68
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					$417,321,268		$38,685.68
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fees Due							$38,685.68

(1)	Represents (i) 35,714,272 shares of the Registrant’s common stock, par value $0.001 per share (“Common Stock”), issued in connection with a private placement transaction that closed on March 17, 2022 (the “Private Placement”) and (ii) 17,857,136 shares of Common Stock issuable upon the exercise of the Company’s Series A warrants issued in the Private Placement. Pursuant to Rule 416 of the Securities Act of the 1933 (the “Securities Act”), the registration statement to which this exhibit is attached (the “Registration Statement”) also covers such an indeterminate amount of shares of Common Stock as may become issuable to prevent dilution resulting from any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per security is $7.79, which is the average of the high and low prices of shares of Common Stock on the Nasdaq Capital Market on April 28, 2022 (such date being within five business days of the date that the Registration Statement was filed with the U.S. Securities and Exchange Commission).